EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 22, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2009 – August 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio

A	1.6%	2.7%	-3.1%	0.7%	-6.6%	-4.7%	1.4%	-4.7%	10.3%	-28.6%	-0.4	-0.6
B**	1.6%	2.7%	-3.5%	0.1%	-7.1%	-5.3%	0.7%	-5.3%	10.4%	-29.9%	-0.5	-0.7
Legacy 1***	1.6%	2.8%	-1.8%	2.6%	-4.5%	-2.7%	N/A	-2.7%	10.2%	-23.7%	-0.2	-0.4
Legacy 2***	1.6%	2.8%	-2.0%	2.5%	-4.8%	-3.0%	N/A	-3.0%	10.1%	-24.4%	-0.3	-0.4
Global 1***	1.6%	2.8%	-1.7%	3.0%	-3.9%	-3.5%	N/A	-3.5%	9.7%	-21.9%	-0.3	-0.5
Global 2***	1.6%	2.8%	-1.8%	2.8%	-4.2%	-3.8%	N/A	-3.8%	9.7%	-22.4%	-0.4	-0.5
Global 3***	1.6%	2.7%	-2.8%	1.2%	-5.8%	-5.5%	N/A	-5.5%	9.7%	-27.9%	-0.5	-0.7

S&P 500 Total Return Index****	1.8%	3.2%	9.0%	24.3%	20.3%	16.7%	8.3%	16.7%	13.2%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	-0.4%	2.7%	15.8%	12.8%	5.4%	7.6%	6.9%	7.6%	11.3%	-15.5%	0.7	1.2
*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	6%	Short	Brent Crude Oil	1.5%	Short	6%	Short	Brent Crude Oil	1.4%	Short
			Heating Oil	1.4%	Short			Heating Oil	1.3%	Short
Grains/Foods	13%	Short	Sugar	2.5%	Short	13%	Short	Sugar	2.5%	Short
			Corn	1.4%	Short			Corn	1.4%	Short
Metals	6%	Long	Gold	2.1%	Short	6%	Long	Gold	2.1%	Short
			Zinc LME	1.1%	Long			Zinc LME	1.1%	Long
FINANCIALS	75%					75%
Currencies	22%	Long $	Euro	5.0%	Short	22%	Long $	Euro	5.0%	Short
			Japanese Yen	3.3%	Short			Japanese Yen	3.3%	Short
Equities	24%	Long	S&P 500	5.2%	Long	24%	Long	S&P 500	5.1%	Long
			Nasdaq	2.8%	Long			Nasdaq	2.8%	Long
Fixed Income	29%	Long	Schatz	5.5%	Long	29%	Long	Schatz	5.4%	Long
			Bunds	4.2%	Long			Bunds	4.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell nearly 4% as easing geo-political tensions in Ukraine and the Middle East alleviated recent supply concerns.  Elevated crude oil inventories in the U.S. also contributed to lower prices.  Natural gas markets rose in anticipation of increased demand that could result from an expected heat wave across the U.S. and by a potential increase in tropical storm activity off the East Coast.

Grains/Foods
Soybean markets rallied due to bullish sales data which beat estimates.   Cotton markets moved over 6% higher due to supply concerns fostered by hot and dry weather in key farming regions in Texas.   Sugar prices fell to six-month lows, under pressure from strong global supplies and waning demand.

Metals
Gold prices fell almost 2% due to an abundance of bullish economic data from the U.S., a sign an interest rate hike may come sooner than expected.  Base metals prices rallied due to strong U.S. housing and Chinese growth data.

Currencies
The Japanese yen weakened after the government reported a larger-than-expected expansion of the nation’s trade deficit.  The euro also weakened, driven lower by speculation economic concerns in the Eurozone will result in more quantitative easing from the ECB.  The U.S. dollar strengthened after the minutes from the most recent Federal Open Market Committee meeting showed members are becoming more hawkish and may take steps towards a contractionary monetary policy sooner-than-expected.

Equities
Japanese stocks rallied sharply, fueled by weakness in the yen and by bullish Chinese data.  The S&P 500 rallied to record highs as a result of bullish U.S. housing and employment data.  European share markets moved higher because of strong earnings reports from several key Eurozone firms and hopes the situation in Ukraine may be easing.

Fixed Income
Global fixed-income markets generally fell after bullish economic data and strength in the global equity markets decreased safe-haven demand.  Liquidations fostered by uncertainty ahead of the Federal Reserve’s conference in Jackson Hole on Friday also played a role in driving fixed-income prices down.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.